UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to the Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2006

COLLINS & AIKMAN FLOORCOVERINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22791	58-2151061
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

311 Smith Industrial Boulevard

Dalton, Georgia 30721

(Address of principal executive offices)

(706) 259-9711

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(b)	Effective November 30, 2006, the “Executive Employment Period” (as defined in the Employment and Separation Agreement dated August 31, 2006 between Collins & Aikman Floorcoverings, Inc. (the “Company”), its parent, Tandus Group, Inc., and Edgar M. Bridger (the “Agreement”)) of the “Employment Period” (as defined in the Agreement) has ceased. The Company’s search to identify a new chief executive officer continues. The principal executive officers of the Company are Ralph H. Grogan, who serves as its principal operations officer, and Leonard F. Ferro, who serves as its principal financial officer.

Each of Messrs. Grogan and Ferro was already a “named executive officer” (as defined in Item 402(a)(3) of Regulation S-K) of the Company prior to assuming the foregoing duties. The biographical information required under Item 401 of Regulation S-K is included in Item 10 (Directors and Executive Officers) of the Company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2006 (the “Annual Report”) on file with the Securities and Exchange Commission (the “SEC”). In addition, information concerning the compensation arrangements of Messrs. Grogan and Ferro with the Company is included in Item 11 (Executive and Director Compensation) of the Annual Report on file with the SEC as required under Item 402 of Regulation S-K.

ITEM 9.01. FINANCIAL	STATEMENTS AND EXHIBITS.

(d) Exhibit.

Exhibit No.	Description

99.1	Press release of Collins & Aikman Floorcoverings, Inc. dated November 30, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Collins & Aikman Floorcoverings, Inc.

By:	/s/ Leonard F. Ferro Leonard F. Ferro Vice President and Chief Financial Officer

Date: December 1, 2006